SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported) September 26, 2003


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


          OKLAHOMA                   000-29225                 73-1513309
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


     13439 North Broadway Extension, Suite 200
              Oklahoma City, Oklahoma                 73114
     (Address of principal executive offices)      (Zip Code)


                                 (405) 529-8500
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Required FD Disclosure.

Sale of $650 million of 8 7/8% Senior Notes due 2013.

     On September 26, 2003, Dobson Communications Corporation ("Dobson") completed the private sale of $650.0 million principal amount of its 8 7/8% Senior Notes due 2013. The notes were sold in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144A promulgated under the Securities Act. The net proceeds from the sale of the notes were used to (i) repay in full all amounts owing under the bank credit facility of Dobson's subsidiary, Dobson Operating Co., LLC (the "DOC Credit Facility"), and (ii) together with subsidiary funds, repay in part amounts owing under the bank credit facility of Dobson's subsidiary, Sygnet Wireless, Inc.

     The unsecured notes rank pari passu in right of payment with any of Dobson's existing and future senior indebtedness and are senior to all existing and future subordinated indebtedness. Within 180 days from the issue date, Dobson will complete an offer to exchange the notes for a new issue of identical debt securities registered under the Securities Act.

     In connection with the closing of the sale of the notes, an indenture dated September 26, 2003 was entered into between Dobson and Bank of Oklahoma, National Association, as Trustee. The Indenture contains certain covenants including, but not limited to, covenants that limit the ability of Dobson and its restricted subsidiaries to:

     o    incur indebtedness;

     o    incur or assume liens;

     o    make restricted payments;

     o impose dividend or other payment restrictions affecting its restricted subsidiaries;

     o    issue and sell capital stock of its restricted subsidiaries;

     o    issue certain capital stock;

     o    issue guarantees of indebtedness;

     o    enter into transactions with affiliates;

     o    sell assets;

     o    engage in unpermitted lines of business;

     o    enter into sale or leaseback transactions; and

     o make payments for the consent, waiver or amendment of any of the provisions of the Indenture.

Second Amended, Restated and Consolidated Revolving Credit Agreement.

     On September 26, 2003, concurrently with the repayment of all outstanding indebtedness under the DOC Credit Facility, Dobson Operating Co., LLC executed a Second Amended, Restated and Consolidated Revolving Credit Agreement with Lehman Commercial Paper Inc., Bear Stearns Corporate Lending Inc. and Morgan Stanley Senior Funding, Inc. (the "Revolving Credit Agreement"), to refinance the revolver under the DOC Credit Facility. The Revolving Credit Agreement provides Dobson and its subsidiaries a $30 million revolving credit facility for operations and general corporate needs. Dobson intends to terminate the Revolving Credit Agreement when its subsidiary, Dobson Cellular Systems, Inc., closes on its new $700 million credit facility in early October, 2003. The terms of the Revolving Credit Agreement are substantially similar to the terms of the DOC Credit Facility.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

     The following exhibits are filed as a part of this report:

Exhibit
  No.             Description
  ---             -----------

4.1.6 Second Amended, Restated and Consolidated Revolving Credit Agreement among Dobson Operating Co., LLC, as Borrower, the Lenders party thereto, as Lenders, and Lehman Commercial Paper Inc., as Administrative Agent, dated September 26, 2003.

4.14 8 7/8% Senior Note Indenture dated as of September 26, 2003 by Dobson Communications Corporation and Bank of Oklahoma, National Association, as Trustee.

10.37 Registration Rights Agreement dated September 26, 2003 among Dobson Communications Corporation, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, and Bear, Stearns & Co. Inc.

99.1   Press Release of the Registrant dated September 26, 2003.

Item 9.  Regulation FD Disclosure

     On September 26, 2003, Dobson issued a press release containing information regarding the completion of the private sale of $650.0 million principal amount of its 8 7/8% Senior Notes due 2013. In addition, Dobson announced that its wholly owned subsidiary, Dobson Cellular Systems, Inc., received a commitment for a new $700 million secured credit facility.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2003            Dobson Communications Corporation
                                     (Registrant)

                                     By  RONALD L. RIPLEY
                                         Ronald L. Ripley, Vice President

                                  EXHIBIT INDEX

Exhibit
  No.             Description                   Method of Filing
  ---             -----------                   ----------------

4.1.6  Second    Amended,    Restated   and    Filed herewith electronically
       Consolidated     Revolving    Credit
       Agreement  among  Dobson   Operating
       Co.,  LLC, as Borrower,  the Lenders
       party  thereto,   as  Lenders,   and
       Lehman  Commercial  Paper  Inc.,  as
       Administrative      Agent,     dated
       September 26, 2003.

4.14   8 7/8% Senior Note  Indenture  dated    Filed herewith electronically
       as of  September  26, 2003 by Dobson
       Communications  Corporation and Bank
       of Oklahoma,  National  Association,
       as Trustee.

10.37  Registration  Rights Agreement dated    Filed herewith electronically
       September  26, 2003  between  Dobson
       Communications  Corporation,  Lehman
       Brothers Inc.,  Morgan Stanley & Co.
       Incorporated,  and  Bear,  Stearns &
       Co. Inc.

99.1   Press  Release  of   the   Registrant   Filed herewith electronically
       dated September 26, 2003.